Exhibit q

The Hartford Mutual Funds, Inc. (333-02381)

The Hartford Mutual Funds II, Inc. (002-11387)

Hartford Series Fund, Inc. (333-45431)

Hartford HLS Series Fund II, Inc. (033-03920)

The Hartford Alternative Strategies Fund (811-22610)

POWER OF ATTORNEY

February 6, 2013

Lynn S. Birdsong	James E. Davey
Robert M. Gavin	Duane E. Hill
Sandra S. Jaffee	William P. Johnston
Phillip O. Peterson	Lemma W. Senbet
Lowndes A. Smith

do hereby constitute and appoint as their attorney in fact Edward P. Macdonald and/or Alice A. Pellegrino to sign on their behalf any Securities Act of 1933 and/or Investment Company Act of 1940 Registration Statement, pre-effective amendment or post-effective amendment with the Securities and Exchange Commission relating to each of the above-referenced investment companies.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney to be effective as of the date first written above.

/s/Lynn S. Birdsong	/s/James E. Davey
Lynn S. Birdsong	James E. Davey

/s/Robert M. Gavin	/s/Duane E. Hill
Robert M. Gavin	Duane E. Hill

/s/Sandra S. Jaffee	/s/William P. Johnston
Sandra S. Jaffee	William P. Johnston

/s/Phillip O. Peterson	/s/Lemma W. Senbet
Phillip O. Peterson	Lemma W. Senbet

/s/Lowndes A. Smith
Lowndes A. Smith